EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into by and between Dr. Danna Mauch, an individual ("Officer"), and Magellan Health Services, Inc., a Delaware corporation ("Employer").

         WHEREAS, Employer desires to obtain the services of Officer and Officer desires to render services to Employer; and

         WHEREAS, Employer and Officer desire to set forth the terms and conditions of Officer's employment with Employer under this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:


                             STATEMENT OF AGREEMENT
                             ----------------------

         1. Employment. Employer agrees to employ Officer, and Officer accepts such employment, for a period of three (3) years, beginning on May 1, 1996, subject to earlier termination pursuant to Section 6 below. After the initial three (3) year term has expired, this Agreement will automatically renew on May 1 of each year for a one (1) year term. If either party desires not to renew the Agreement, they will provide the other party with thirty (30) days written notice of their intent not to renew the Agreement on its next anniversary date.

         2. Position and Duties of Officer. Officer will serve as the President and Chief Operating Officer for Magellan Public Solutions, Inc., a wholly owned subsidiary of Employer. Officer shall also serve as an Executive Vice President of Employer. Officer agrees to serve in such position or in such other officer level position as determined by Employer from time to time, and to perform the officer level duties as from time to time as may be assigned to Officer by Employer until the expiration of the term or such time as Officer's employment with Employer is terminated.

         3.       Time Devoted and Location of Officer.

                  (a) Except as set forth in Exhibit A to this Agreement, Officer shall devote her full business time and energy to the business, affairs and interests of Employer and related matters, and shall use her best efforts and abilities to promote Employer's interests. Officer agrees that she will diligently endeavor to perform services contemplated by this Agreement in accordance with the policies established by the Employer's Chief Executive Officer and the Board of Directors.

                  (b) Officer acknowledges the Employer considers her physical presence at Magellan's Corporate Offices located in Atlanta, Georgia ("Atlanta") to be essential. As such, Officer will use her best efforts to relocate her primary residence to the greater Atlanta area. Both in the interim and in the event Officer is unable to relocate to Atlanta, Officer understands she will be physically present in Employer's Atlanta and Boston Offices on an as needed basis as reasonably required by and at the discretion of Employer's Chief Executive Officer. Employer shall not consider Officer's inability to relocate to Atlanta as a basis for terminating this Agreement for cause.

         4. Compensation. Employer shall pay Officer a salary in the amount of three hundred thousand dollars ($300,000.00) per year which amount shall be paid in semi-monthly intervals less appropriate withholdings for federal and state taxes, and deductions authorized by Officer. Such salary shall be subject to review and adjustment by Employer's Chief Executive Officer and Board of Directors from time to time consistent with past practice and consistent with other officers at her level.

         5.       Benefits.

                  (a) Benefits.  In addition to the compensation provided for in
Section 4, Officer shall be entitled during the term of this Agreement to such other benefits of employment with Employer as are now or may later be in effect for (i) salaried officers of Employer or (ii) senior executives of Employer with duties comparable to those of Officer, including, without limitation, all bonus, incentive and deferred compensation, pension, stock option, life and other insurance, disability (insured and uninsured), medical and dental, vacation and other benefit plans or programs consistent with those described in Exhibit A attached to this Agreement.

                  (b) Expenses. During the term of this Agreement, Employer shall reimburse Officer promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of Employer's business upon receipt of reasonably supporting documentation as required by Employer's policies applicable to its officers generally. This shall include any reasonable expenses incurred commuting between her residence in Boston and Employer's offices in Atlanta, including airfare, lodging, food and transportation.

         6.       Termination.

                  (a) Termination Due to Resignation and Termination with Cause. Officer's employment under this Agreement and all of her rights to receive the salary and benefits, set forth in Sections 4 and 5, will cease upon the occurrence of any of the following events: (i) The effective date of Officer's resignation, or (ii) termination for cause at the discretion of Employer under the following circumstances: (A) Officer shall be guilty of fraud or dishonesty involving her duties on behalf of Employer; (B) Officer shall have willfully failed or refused to faithfully and diligently perform significant duties assigned to Officer or otherwise to have breached any material term under this Agreement; (C) Officer shall have willfully failed or refused to abide by

Employer's policies, rules, procedures or directives; or (D) Officer shall be convicted of a felony or a misdemeanor involving moral turpitude.

         For the events in subsections (B) and (C), Employer shall give Officer written notice of such event and an opportunity to cure such situation for a period of thirty (30) days. Provided, however, such opportunity to cure must only be given once in any thirty (30) day period.

                  (b) Termination without Cause. Employer may terminate this Agreement without cause at any time upon the giving of thirty (30) days prior written notice to Officer. If Employer terminates this Agreement without cause, Employer may direct Officer to immediately cease from providing services. If Employer terminates this Agreement without cause, Employer shall continue to pay Officer the compensation provided for pursuant to Section 4 of this Agreement for the remaining balance of the period of employment set forth in Section 1 or for a period of one (1) year, whichever is greater in length of time upon the effective termination date. No other benefits, pursuant to Section 5 of this Agreement or otherwise, shall be paid, unless otherwise provided in the terms of the applicable plan or benefit.

                  (c) Automatic Termination. This Agreement shall automatically terminate upon the death or permanent disability of Officer. Officer shall be deemed to be "Disabled" or to suffer from a "Disability" within the meaning of this Agreement if Officer is deemed to be permanently disabled within the meaning of any disability insurance policy maintained by Employer for Officer or, in the absence of such policy, if Officer is, by reason of any medically determinable physical or mental condition, unable to perform a substantial portion of her essential duties pursuant to this Agreement for a period of six
(6) consecutive months. The term "essential duties" is defined as the ability to consistently perform her assigned duties, including travel requirements, with or without reasonable accommodation.

                  (d) Effect of Termination. Upon termination of this Agreement, all rights and obligations under this Agreement shall cease except for the rights and obligations under paragraphs 4 and 5 of this Agreement to the extent Officer has not been compensated for services performed prior to termination (the amount to be prorated for the portion of the pay period prior to termination), and the rights and obligations under paragraphs 6(b), 7, 8 and 9 and all procedural and remedial provisions of this Agreement. A termination of this Agreement shall constitute a termination of Officer's employment with Employer for all purposes of this Agreement.

                  (e) Termination Upon a Change of Control. Officer shall be entitled to terminate her employment upon a change of control and shall be entitled to all of the salary, benefits and other rights provided in this Agreement as though the termination had been initiated by Employer without cause upon the occurrence of any of the following events: (a) the acquisition after the beginning of the Term in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any person or entity (other than Officer or E. Mac Crawford) or any group of persons or entities (other than Officer) who constitute a group (within the meaning of Section 13d-5 of the Exchange Act) of any securities of Employer such that as a result of such acquisition such person or entity or group beneficially owns (within the meaning of Rule 13d-3(a)(1) under the Exchange Act) more than 50% of Employer's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Employer; or (b) the sale of all or substantially all of the assets of Employer (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction (except for a sale-leaseback transaction) where Employer or the holders of common stock of Employer do not receive (i) voting securities representing a majority of the voting power entitled to vote on a regular basis for the Board of Directors of the acquiring entity or of an affiliate which controls the acquiring entity, or (ii) securities representing a majority of the equity interest in the acquiring entity or of an affiliate that controls the acquiring entity, if other than a corporation; provided, that if Officer becomes entitled to any payments (whether hereunder or otherwise) by reason of an event described in Internal Revenue Code Section 280G (a "Parachute Event") that would constitute "excess parachute payments" (as defined in Internal Revenue Code
Section 280G) if paid, then Officer's entitlement to such payments shall be reduced by such amount as will cause none of such payments to constitute excess parachute payments, if, and only if, the net amount received by Officer by reason of the Parachute Event, after imposition of all applicable taxes (including taxes under Internal Revenue Code Section 4099), would be greater after such reduction than if such reduction were not made.

         7. Protection of Confidential Information/Non-Competition/Non-Solicitation.

         Officer covenants and agrees as follows:

                  (a) During the period beginning upon the execution of this Agreement and continuing for a period of two (2) years after the term or termination for any reason, Officer shall not use or disclose, directly or indirectly, for any reason whatsoever or in any way, other than at the direction of Employer during the course of Officer's employment or after receipt of the prior written consent of Employer, any confidential information or other information of Employer deemed to be trade secrets of Employer, including, but not limited to, information with respect to Employer and its Subsidiaries as follows: the lists of past, current or potential customers of Employer and its Subsidiaries, all systems, manuals, materials, processes and other intellectual property of any type used by Employer or its Subsidiaries in connection with their respective business operations; financial statements, cost reports and other financial information; contract proposals and bidding information; rate and fee structures; policies and procedures developed as part of a confidential business plan; and management systems and procedures, including manuals and supplements (collectively, the "Confidential Information"). The obligation not to use or disclose any of the Confidential Information shall not apply, to: (i) any Confidential Information known by Officer before commencing employment with Employer, or (ii) Confidential Information which Officer obtains from a third party, provided, Officer has no knowledge that the third party obtained the Confidential Information by wrongful or inappropriate means, or (iii) following the termination of the employment of Officer with Employer, to any information that is or becomes public knowledge, through no fault of Officer, and that may be utilized by the public without any direct or indirect obligation to Employer, but the termination of the obligation for non-use or nondisclosure by reason of such information becoming public shall be only from the date such information becomes public knowledge. The above shall be without prejudice to any rights or remedies of Employer under any state law protecting trade secrets or information.

                  (b) During Employer's employment of Officer and for a period of two (2) years following the term or termination of Officer's employment with Employer for any reason, Officer shall not, within a radius of fifty (50) miles of any existing operation of Employer's Subsidiary, engage, directly or indirectly, in any commercial capacity, whether in an executive, operational, consulting or sales capacity, in the delivery of mental health and/or social services to the public sector, or have any material ownership interest in any business owning, operating, contracting or providing such mental health and/or social services to the public sector. The term "public sector" is defined as any entity owned, operated or controlled, in whole or part, by a federal, state or local government agency or entity. For purposes of this sub-paragraph, the term "Employer's Subsidiary" is defined as Magellan Public Solutions, Inc. and its subsidiaries. Notwithstanding the foregoing, nothing in this agreement shall prohibit Officer from any of the following activities: (i) being directly employed by a federal, state or local agency which provides mental health and/or social services; (ii) resuming work as a private consultant providing services to persons or entities involved with the delivery of mental health and/or social services to the public sector, provided that she shall not, for the term and within the geographic limits specified in this subparagraph, provide consulting services which directly support such person or entity in competing with Employer's Subsidiary for the delivery of mental health and/or social services to the public sector; or (iii) being employed by any private health care entity in a capacity in which it is not one of her duties to perform services that directly support that entity in competing with Employer's Subsidiary for the delivery of mental health and/or social services to the public sector.

                  (c) During Employer's employment of Officer and for a period of one (1) year following the termination of Officer's employment with Employer for any reason, Officer shall not solicit for employment or employ, directly or indirectly, any employee of Employer or any of its Subsidiaries who was employed with Employer or its Subsidiaries within the one (1) year period immediately prior to such solicitation or employment.

         8. Work Made for Hire. Officer agrees that any written program materials, protocols, research papers and all other writings (the "Work"), which Officer develops for Employer's use during the term of this Agreement, will be considered "work made for hire" within the meaning of the United States Copyright Act, Title 17, United States Code, which vests all copyright interest in and to the Work in the Employer. In the event, however, that any court of competent jurisdiction finally declares that the Work is not or was not a work made for hire as agreed, Officer agrees to assign, convey, and transfer to the Employer all right, title and interest Officer may presently have or may have or be deemed to have in and to any such Work and in the copyright of such work, including but not limited to, all rights of reproduction, distribution, publication, public performance, public display and preparation of derivative works, and all rights of ownership and possession of the original fixation of the Work and any and all copies. Additionally, Officer agrees to execute any documents necessary for Employer to record and/or perfect its ownership of the Work and the applicable copyright. The foregoing will not apply to any writings Officer develop which are not for Employer's use or are in each instance specifically excluded in advance of publication from the coverage of the foregoing by Employer's Board of Directors.

         9. Property of Employer. Officer agrees that, upon the termination of Officer's employment with Employer, Officer will immediately surrender to Employer all property, equipment, funds, lists, books, records and other materials of Employer in the possession of or provided to Officer.

         10.      Governing Law.    This Agreement and all issues relating to
the validity, interpretation and performance shall be governed by and interpreted under the laws of the State of Georgia.

         11. Remedies. With respect to each and every breach, violation or threatened breach or violation by Officer of any of the covenants set forth in this Agreement, Employer, in addition to all other remedies available at law or in equity, including specific performance of the Agreement's provisions, shall be entitled to enjoin the commencement or continuance of such conduct and may apply for entry of an immediate restraining order or injunction, subject to
Section 12 of this Agreement. Employer may pursue any of the remedies described in this paragraph 11 concurrently or consecutively, in any order, as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other such remedies.

         12. Arbitration. Except for an action for injunctive relief, any disputes or controversies arising under this Agreement shall be settled by arbitration in Atlanta, Georgia in accordance with the rules of the American Arbitration Association relating to the arbitration of commercial disputes. The determination and findings of such arbitrators shall be final and binding on all parties and may be enforced, if necessary, in the courts of the State of Georgia.

         13. Notices. Any notice or request required or permitted to be given to any party shall be given in writing and shall be personally delivered or sent to such party by United States mail at the address set forth below or at such other address as such other address as such party may designate by written communication to the other party to this Agreement:

          To Officer:                    Dr. Danna Mauch
                                         42 Campbell Road
                                         Wayland, Massachusetts  01778

          With a copy to:                Barry White, Esquire
                                         Foley, Hoag & Elliot

                                         1 Post Office Square
                                         17th Floor
                                         Boston, Massachusetts  02109

          To Employer:                   Magellan Health Services, Inc.
                                         3414 Peachtree Road, N.E.
                                         Suite 1400
                                         Atlanta, Georgia  30326
                                         Attention:  Chief Executive Officer

          With a copy to:                Magellan Health Services, Inc.
                                         3414 Peachtree Road, N.E.
                                         Suite 1400
                                         Atlanta, Georgia  30326
                                         Attention:  General Counsel

Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered, if delivered by facsimile transmission, be deemed given when sent and confirmation of receipt is received, or, if mailed, on the third (3rd) day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid, to the address last given in accordance with this paragraph.

         14. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not be construed or interpreted to restrict or modify any of the terms or provisions of this Agreement.

         15. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement and each separate provision shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In addition, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, if such reformation is allowable under applicable law.

         16. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party and each party's respective successors, heirs, assigns and legal representatives.

         17. Employer Policies, Regulations and Guidelines for Officers. Employer may issue policies, rules, regulations, guidelines, procedures or other informational material, whether in the form of handbooks, memoranda, or otherwise, relating to its Officers. These materials are general guidelines for Officer's information and shall not be construed to alter, modify or amend this Agreement for any purpose whatsoever.

         18. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter, unless expressly provided otherwise within this Agreement. No amendment, modification or termination of this Agreement, unless expressly provided otherwise, shall be valid unless made in writing and signed by each of the parties whose rights, duties or obligations would in any way be affected by an amendment, modification or termination. No representations, inducements or agreements have been made to induce either Officer or Employer to enter into this Agreement which are not expressly set forth within this Agreement. This Agreement is the sole source of rights and duties as between Employer and Officer relating to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 19th day of March, 1996.
    ----
                                    DR. DANNA MAUCH
                                    "Officer"

                                    /s/ Dr. Danna Mauch
                                    -----------------------------------



                                    MAGELLAN HEALTH SERVICES, INC.
                                    "Employer"

                                    By:/s/ E. M. Crawford
                                       ---------------------------------

                                    Title:   CEO
                                          -------------------------------

                        EXHIBIT A TO EMPLOYMENT AGREEMENT
                        ---------------------------------

Time Devoted
- ------------

         Employer recognizes Officer will be required to devote some amount of her time and efforts to the activities listed below. Nonetheless, Officer agrees she will use her best efforts not to allow these activities to interfere with her duties under this Agreement.

         Activities:
         -----------

                  (1) Officer will endeavor to sell her consulting business, Integrated Health Strategies, Inc., which will require her to wind down and assist in the transition of her business to its purchasers.

                  (2) Officer has been appointed a Special Master in a matter in the Washington D.C. area. Officer anticipates her duties as Special Master to conclude by the end of July, 1996.

                                 SENIOR OFFICER
                                  BENEFITS PLAN


The Charter Medical Corporation Execu-FLEX Benefit Plan was installed January 1, 1994. The Board of Directors approved a competitive expenditure level for all benefits, with 11% of salary being allocated to the participants FLEX Allowance. The flexible format increases the efficiency and value of employer benefit expenditures to Plan participants.

The Plan is administered on a Plan year basis of January 1 to December 31. Changes in FLEX Benefit Options will be permitted annually, effective each January 1 enrollment period.

All benefits described are permissible under current IRS regulations; future changes in Tax Law may necessitate revisions in the Execu-FLEX Benefit Plan.

The Executive Benefit Plan is divided into three components:

Basic Benefits -      The foundation of care benefits provided to all employees
                      without choice.
                      ------- ------

Executive             Benefits - Additional  benefits  designed to
                      meet  competitive  standards for executives.
                      Executive   benefits   are  not  subject  to
                      individual choice.

FLEX Benefits -       Each participant is allowed to choose among tax-sheltered
                      options to create a benefit package of the greatest value.

                              HEALTH CARE BENEFITS

Basic Benefits
- --------------

Benefits Plus Plan - Charter sponsors a section 125 Plan which allows participants to choose the benefits they want and need for their families.

Medical Insurance - Provides choice of 2 comprehensive health care plans for participants and their dependents with various dependents with various deductibles and co-payments. Charter pays the majority of the cost of this benefit. Participant pays the remainder of the cost with pre-tax salary reductions. Also provides for local HMO participation, if available.

Dental Plan - Provides a choice of 2 Dental Plans for participants and their dependents. Charter pays the majority of the cost of this benefit. Participant pays the remainder of the cost with pre-tax salary reductions.


Executive Benefits
- ------------------

Physical Examination - Provides participants with a physical examination with the physician of their choice according to the following schedule:

                           Under age 40       -    Every two years

                           Age 40 and over    -    Annually

Charter pays the full cost of this benefit.


FLEX Benefits
- -------------

None

                               DISABILITY BENEFITS

Basic Benefits
- --------------

Group Long-Term Disability Plan - Participant may elect to purchase Group Long-Term Disability coverage under the Section 125 plan as follows:

         o        Benefit Level             Benefit Maximum
                        35%                          $5,250
                        50%                          $7,500
                        65%                          $9,750

         o        90-day waiting period
         o Offset for Family Social Security and other employer sponsored payments

Executive Benefits
- ------------------

Salary Continuation - 100% of salary for 6 months, integrated with any employer sponsored insured benefits received.

FLEX Benefits
- -------------

Individual Long-Term Disability Policy

         o Insure  high  percentage  of  salary,  depending  on age and income
         o 180-day  waiting  period o Benefits paid in own  occupation to age 65
         o Residual  (Partial)  Benefits  paid  for loss of  earnings  to age 65
         o Monthly benefit increases with salary, up to 15% maximum per year, $15,000 monthly benefit maximum.

         Available Riders -

                  o Inflation Adjustment Rider - Benefit increased by CPI each year after disability. (Minimum average increase - 4%, maximum average increase - 7%)
                  o Lifetime  Accident Rider - Extends benefit period for
                    disabilities resulting from accidents to lifetime.
                  o Premium  Refund  Rider - If benefit  payments  over a
                    five year  period are less than one  annual  premium,
                    you will receive a return of the differential up to one annual premium.

         o Opportunity to tax-shelter benefits through personal contributions

                                SURVIVOR BENEFITS

Basic Benefits
- --------------

Group Term Life & AD&D Insurance - Participant may elect to purchase from $10,000 up to four times base salary ($500,000 maximum) additional Group Term Life and AD&D insurance. Additional personal and family AD&D coverage is also available under the voluntary AD&D plan to a maximum of $250,000.


Executive Benefits
- ------------------

Executive Survivor Benefit - 2 X Annual Salary (above Charter provided Benefits Plus Plan) pre-retirement coverage provided under split dollar benefit delivery system.


FLEX Benefits
- -------------

None

                                   RETIREMENT


Basic Benefits
- --------------

Qualified Defined Contribution Plan - Provides retirement income based on participant's pre-tax contributions and matching contributions made by Charter. Participant may contribute up to 5% of Salary on a pre-tax basis to the plan. Charter matched participant's contribution $.50 per $1.00 deferred up to a maximum matching contribution of 1.5% of Salary to the legislative cap. In addition, Charter makes a discretionary contribution each year. This deposit is currently 2% of Salary per year. Participant is always 100% vested in their account.

Employee Stock Option Plan (ESOP) - Charter makes discretionary contributions to the plan.


Executive Benefits
- ------------------

Annual Incentive Match - As of 01/01/94, participant's annual incentive plan award will be matched by a 33 1/3% contribution by Charter. This benefit is in addition to participant's earned incentive and participant's Charter provided Benefits Plus Plan.

o Deposit will be made annually in January based on previous year's incentive award. Participant can elect from the following mutual funds:

         -        Fidelity Advisor Growth
         -        Fidelity Advisor Income and Growth
         -        Fidelity Advisor Government Investment
         -        Money Market Portfolio

o Deposits and earnings are tax-sheltered until participant's vesting date. Upon vesting, participant's account balance will be distributed and participant will be taxed on the full value of the account.

o In the event of employer insolvency, participant is an unsecured creditor and will have no preferential claim to Plan assets. A special Trust will safeguard funds from other contingencies, such as change of heart or control.

o        Participants elect a vesting date from one of three options:

         -        Two years
         -        Mid-term date
         -        Specified retirement date


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o        Vesting will be the earliest of the following:

         -        Date elected
         -        Death
         -        Termination as a result of disability
         -        Involuntary termination without cause

         Or in the case of any other termination, whether voluntary or terminated with cause:

         - Twenty-four months following any other termination, provided you fulfill the terms of the Noncompetition Agreement.

         Participants will be able to re-defer each year's deposit one time to a later date, provided the election is a least one year prior to original date and the deferral is at least 24 months.

FLEX Benefits
- -------------

Capital Accumulation Account

Any Tax-Sheltered FLEX Allowance dollars that participant does not spend on other FLEX Benefit Options may be directed to their choice of the following mutual fund(s):

         -        Fidelity Advisor Growth
         -        Fidelity Advisor Income and Growth
         -        Fidelity Advisor Government Investment
         -        Money Market Portfolio

o Deposits will be made as soon as possible each Plan year. However, deposits are earned one-twelfth each month during the Plan year. If participant terminated employment during the Plan year, the account balance will be adjusted accordingly.

o In the event of employer insolvency, participant is an unsecured creditor and will have no preferential claim to Plan assets. A special Trust will safeguard funds from other contingencies, such as change of heart or control.

o Deposits and earnings are tax-sheltered until participant's vesting date. Upon vesting, participant's account balance will be distributed and participant will be taxed on the full value of the account.

o        Participants elect a vesting date from one of three options:


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         -        Two years
         -        Mid-term date
         -        Specified retirement date


o        Vesting will be the earliest of the following:

         -        Date elected
         -        Death
         -        Termination as a result of disability
         -        Involuntary termination without cause

         Or in the case of any other termination, whether voluntary or terminated with cause:

         - Twenty-four months following any other termination, provided you fulfill the terms of the Noncompetition Agreement.







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                                 OTHER BENEFITS

Basic Benefits
- --------------

Vacation/Holidays - Participants receive 29 days each calendar year.


Executive Benefits
- ------------------

Automobile Program - Charter provides an auto allowance of $12,000 annually plus gas reimbursement.

Club Memberships - Charter reimburses the cost of joining and maintaining memberships (level subject to approval).

Financial Counseling - Charter provides a $5,000 annual allowance. Participant may elect a one-time option to defer any portion of the annual flex allowance to increase their tax-sheltered Flex dollars.

Severance - In the event of involuntary termination without cause, participant will continue to receive salary, medical, and dental insurance, Auto Allowance and Flex Benefits for a period of 12 months.

o No offsets to participant's severance payments for six months. After six months, severance payments will be offset by any amount participant earns from other employment.


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